UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2022

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 858-8358
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of November 29, 2022, the Gevo, Inc. Change in Control Severance Plan (the “Plan”) was approved and adopted by the Compensation Committee of the Board of Directors of Gevo, Inc. (the “Company”) for eligible employees of the Company. The participants in the Plan will include certain of the Company’s executive officers and certain other members of the Company's senior management.

Under the Plan, if a Change in Control (as defined in the Plan) occurs and the participant’s employment is terminated by the Company without Cause (as defined in the Plan) or the participant resigns from the Company for Good Reason (as defined in the Plan) within 30 days prior to or 12 months following the Change in Control, the participant will be entitled to the following payments and benefits in addition to any earned and accrued base salary, vacation time and other accrued benefits that have not been paid as of the effective date of termination:

•any unvested equity awards held by the participant will become fully vested and exercisable or payable (which, for performance-based equity awards, means vesting as if the performance goals had been attained at the target performance level), and

•for L. Lynn Smull (the Company’s Chief Financial Officer), Timothy J. Cesarek (the Company's Chief Commercial Officer) and Paul D. Bloom (the Company's Chief Carbon Officer and Chief Innovation Officer):

(i) monthly salary continuation benefits for 12 months following the effective date of termination,

(ii) payment of the target annual bonus for the fiscal year during which the termination of employment occurs, and

(iii) reimbursement by the Company for the proportionate cost of the premiums due for COBRA (as defined in the Plan) continuation coverage under the Company's group health plans for the participant, and the participant's spouse and dependent children for the shorter of 12 months following cessation of employment and the date on which the participant is no longer entitled to COBRA continuation coverage under the Company’s group health plans.

A participant’s right to receive the Change in Control benefits under the Plan is subject to and contingent upon the participant’s timely execution, without subsequent revocation, of a Release (as defined in the Plan).

The foregoing summary of the Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Gevo, Inc. Change in Control Severance Plan
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: December 2, 2022	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary